Exhibit 24.2
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned Minister of Finance of the Republic of South Africa (the “Republic”), by his execution hereof, does hereby constitute and appoint Lungisa Fuzile, Lesetja Kganyago and Thuto Shomang or any of them acting individually as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, (i) to settle, execute and sign, and to file, any and all amendments, updates, and all related ancillary documentation to the Republic’s Form 18-K (File No. 033-85866) (“Form 18-K”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 9, 2010, as amended on [February 28], 2011, and to the Shelf Registration Statement (File No. 333-163821) (the “Shelf Registration Statement”) with respect to the securities of the Republic filed by the Republic with the Commission on December 18, 2009 pursuant to the provisions of the U.S. Securities Act of 1933, as amended, and (ii) to settle, execute and sign any and all contracts, agreements, prospectus supplements, consents, certificates and documents in relation to any issue of debt securities in terms of the Republic’s 2011 Global Bond Offering in the United States (and any reopening thereof), Europe and Asia pursuant to the Form 18-K and the Shelf Registration Statement (the “Notes”) as said attorney-in-fact and agent may deem necessary or advisable (including, but not limited to, an Underwriting Agreement and Pricing Agreement, a Fiscal Agency Agreement, the Notes, various certificates and any and all documents required to be delivered pursuant to the aforementioned agreements, in each case and any amendments thereto and with such additions, deletions, updates, revisions, amendments or modifications as said attorney-in-fact and agent may deem necessary or advisable), and further, in the case of clauses (i) and (ii) above, to do any and all acts and things and execute and sign any and all other documents and instruments in connection therewith as said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts of the said attorney-in-fact and agent which he may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF the undersigned has hereunto set his hand.

Date: February 25, 2011	By:	/s/ Pravin Gordhan
Pravin Gordhan
Minister of Finance of the Republic of South Africa